HEALTHCARE SERVICES GROUP, INC.

DECLARES FOURTH QUARTER 2007 CASH DIVIDEND
Bensalem, PA — January 22, 2008- Healthcare Services Group, Inc. (NASDAQ-HCSG)
     Our Board of Directors has declared a regular quarterly cash dividend of $.13 per common share, payable on February 15, 2008 to shareholders of record at the close of business February 4, 2008. This dividend represents a 9% increase over the dividend declared for the 2007 third quarter and a 44% increase over the 2006 same period payment. It is the nineteenth consecutive regular quarterly cash dividend payment, as well as the eighteenth consecutive increase since our initiation of regular quarterly cash dividend payments in 2003. In addition, during the 2007 fourth quarter, the Company completed repositioning the Regional and District management of its food service operations to the established Divisional management teams, which are now responsible for all Company services.
     We intend to release our results for the three months (unaudited) and year ended (audited) December 31, 2007 during the week of February 11, 2008.
     The Company announced that it will make a presentation on February 13, 2008 regarding the Company at the “UBS Warburg Global Healthcare Services Conference” at the Grand Hyatt in New York City. Additionally, this presentation will be audio webcast at www.ibb.ubs.com.

Dividend Declaration Release	January 22, 2008

Cautionary Statement Regarding Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, are not historical facts but rather based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 16% of revenues in 2007; risks associated with our acquisition of Summit Services Group, Inc., including integration risks and costs, or such business not achieving expected financial results or synergies or failure to otherwise perform as expected; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006 Part I thereof under ''Government Regulation of Clients’’, ''Competition’’ and ''Service Agreements/Collections’’, and under Item IA “Risk Factors”. Many of our clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress has affected through the

Dividend Declaration Release	January 22, 2008

enactment of a number of major laws during the past decade. These laws have significantly altered, or threatened to alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry have affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed upon payment terms. These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.
     In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.
     Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company Contacts:
Daniel P. McCartney	Thomas Cook
Chairman and Chief Executive Officer	President and Chief Operating Officer
215-639-4274	215-639-4274